SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                                December 11, 2003

                                  VENTAS, INC.
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             (Exact name of registrant as specified in its charter)


   Delaware                          1-10989                     61-1055020
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(State or other                  (Commission File               (IRS Employer
jurisdiction of                      Number)                 Identification No.)
incorporation)


         10350 Ormsby Park Place, Suite 300, Louisville, Kentucky 40223
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           (Address of principal executive offices)            (Zip Code)

                                 (502) 357-9000
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              (Registrant's telephone number, including area code)

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Item 5. Other Events
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     On December 11, 2003, Ventas, Inc. (the "Company") completed the previously announced sale of ten of its underperforming facilities (the "Facilities") to its primary tenant, Kindred Healthcare, Inc. ("Kindred"), pursuant to that certain Agreement for Sale of Real Estate and Master Lease Amendments (the "Sale Agreement") between Ventas Realty, Limited Partnership, a wholly owned subsidiary of the Company, and Kindred and Kindred Healthcare Operating, Inc., dated November 5, 2003. The Facilities had been leased and operated by Kindred prior to the sale.

     The Company expects to record a gain on the sale of approximately $54 million, based upon the purchase price of $79 million for the Facilities. The gain will be excluded from Funds From Operations ("FFO") in accordance with the National Association of Real Estate Investment Trusts definition of FFO. The Company does not expect to incur any taxes or additional 2003 dividend requirements in connection with the sale.

     The Company has also received from Kindred a $6 million lease termination fee on the Facilities. Current annual rent on the Facilities is approximately $5 million.

     The Facilities consist of two hospitals located in Minnesota and Michigan, and eight skilled nursing facilities located in Kentucky, Massachusetts, Connecticut and Wisconsin. The hospitals contain 332 beds and the eight skilled nursing facilities contain 1,080 beds.

     Additionally, the Company reduced the notional amount of its existing fixed rate swap (the "Swap") from $450 million to $330 million, effective from December 11, 2003 through June 30, 2006. The Company entered into a swap breakage transaction to more closely match the notional amount of the Swap with the Company's expected variable rate debt balances.

     The Swap expires on June 30, 2008. For periods after June 30, 2006, the notional amount of the Swap will decline to $300 million on July 1, 2006 and then to $150 million on July 1, 2007, under the existing terms of the Swap. As a result of this transaction, the Company will realize approximately $6 million in net Swap expense (the "Swap Expense") in the fourth quarter of 2003, which will be recorded as an expense from continuing operations for the quarterly and annual periods ended December 31, 2003. The Swap Expense will be included in the Company's FFO calculation for those periods.

     The description of the Sale Agreement contained in this Current Report on Form 8-K is qualified in its entirety by reference to the Sale Agreement, which is incorporated herein by reference to Exhibit 99.1 to this Current Report on Form 8-K.

                           FORWARD-LOOKING STATEMENTS

     This Current Report on Form 8-K includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and
Section 21E of the Securities Exchange Act of 1934, as amended. All statements regarding the Company's and its subsidiaries' expected future financial position, results of operations,

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cash flows, FFO, dividends and dividend plans, financing plans, business strategy, budgets, projected costs, capital expenditures, competitive positions, growth opportunities, expected lease income, continued qualification as a real estate investment trust, plans and objectives of management for future operations and statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will" and other similar expressions are forward-looking statements. Such forward-looking statements are inherently uncertain, and security holders must recognize that actual results may differ from the Company's expectations. The Company does not undertake a duty to update such forward-looking statements.

     Actual future results and trends for the Company may differ materially depending on a variety of factors discussed in the Company's filings with the Securities and Exchange Commission. Factors that may affect the plans or results of the Company include, without limitation, (a) the ability and willingness of Kindred and certain of its affiliates to continue to meet and/or perform their obligations under their contractual arrangements with the Company and the Company's subsidiaries, including without limitation the lease agreements and various agreements entered into by the Company and Kindred at the time of the Company's spin off of Kindred on May 1, 1998 (the "1998 Spin Off"), as such agreements may have been amended and restated in connection with Kindred's emergence from bankruptcy on April 20, 2001, (b) the ability and willingness of Kindred to continue to meet and/or perform its obligation to indemnify and defend the Company for all litigation and other claims relating to the healthcare operations and other assets and liabilities transferred to Kindred in the 1998 Spin Off, (c) the ability of Kindred and the Company's other operators to maintain the financial strength and liquidity necessary to satisfy their respective obligations and duties under the leases and other agreements with the Company, and their existing credit agreements, (d) the Company's success in implementing its business strategy and the Company's ability to identify and consummate diversifying acquisitions or investments, including without limitation, its proposed acquisition of ElderTrust, (e) the nature and extent of future competition, (f) the extent of future healthcare reform and regulation, including cost containment measures and changes in reimbursement policies, procedures and rates, (g) increases in the cost of borrowing for the Company,
(h) the ability of the Company's operators to deliver high quality care and to attract patients, (i) the results of litigation affecting the Company, (j) changes in general economic conditions and/or economic conditions in the markets in which the Company may, from time to time, compete, (k) the ability of the Company to pay down, refinance, restructure, and/or extend its indebtedness as it becomes due, (l) the movement of interest rates and the resulting impact on the value of and the accounting for the Company's interest rate swap agreement,
(m) the ability and willingness of the Company to maintain its qualification as a REIT due to economic, market, legal, tax or other considerations, (n) final determination of the Company's taxable net income for the year ending December 31, 2003, (o) the ability and willingness of the Company's tenants to renew their leases with the Company upon expiration of the leases and the Company's ability to relet its properties on the same or better terms in the event such leases expire and are not renewed by the existing tenants, and (p) the impact on the liquidity, financial condition and results

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of operations of Kindred and the Company's other operators resulting from increased operating costs and uninsured liabilities for professional liability claims, and the ability of Kindred and the Company's other operators to accurately estimate the magnitude of such liabilities. Many of such factors are beyond the control of the Company and its management.

Item 7. Financial Statements and Exhibits.
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     (a) Financial statements of businesses acquired.

          Not applicable.

     (b) Pro forma financial information.

          Not applicable.

     (c) Exhibits:

          99.1 Agreement for Sale of Real Estate and Master Lease Amendments between Ventas Realty, Limited Partnership and Kindred Healthcare, Inc. and Kindred Healthcare Operating, Inc., dated November 5, 2003 (incorporated by reference to Exhibit 99.1 of the Company's Current Report on Form 8-K filed November 10,
                2003).

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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        VENTAS, INC.
                                        (Registrant)

Date: December 16, 2003

                                        By: /s/ T. Richard Riney
                                            ------------------------------
                                            Name:  T. Richard Riney
                                            Title: Executive Vice President and
                                                   General Counsel

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                                  EXHIBIT INDEX

        Exhibit   Description
        -------   -----------

          99.1 Agreement for Sale of Real Estate and Master Lease Amendments between Ventas Realty, Limited Partnership and Kindred Healthcare, Inc. and Kindred Healthcare Operating, Inc., dated November 5, 2003 (incorporated by reference to Exhibit 99.1 of the Company's Current Report on Form 8-K filed November 10,
                  2003).